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                                                                    EXHIBIT j(1)





                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Investment Securities Funds.:

We consent to the use of our reports for the AIM Investment Securities Funds portfolios dated September 1, 2000 and to the references to our firm under the heading "Financial Highlights" in the applicable Prospectuses and "Auditors" in the Statements of Additional Information.


/s/ KPMG LLP


Houston, Texas
May 21, 2002